                                                                       Exhibit 5


                         PORTER, WRIGHT, MORRIS & ARTHUR
                              41 South High Street
                              Columbus, Ohio 43215
                            Telephone: (614)227-2000
                               Fax: (614)227-2100



                                 June 21, 1999


Oak Hill Financial, Inc.
14621 State Route 93
Jackson, OH  45640


          Re:      Registration Statement on Form S-8
                   Oak Hill Financial, Inc. Second Amended and Restated 1995 Stock Option Plan (the "Plan")

Gentlemen:

          We have acted as counsel for Oak Hill Financial, Inc., an Ohio corporation ("Oak Hill"), in connection with the Registration Statement on Form S-8 (the "Registration Statement"), filed by Oak Hill with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the registration of an additional 300,000 shares of Oak Hill Common Stock, without par value (the "Shares"), to be issued under the Plan.

          In connection with this opinion, we have examined such corporate records, documents and other instruments of Oak Hill as we have deemed necessary.

          Based on the foregoing, we are of the opinion that the Shares will, when issued and paid for in accordance with the provisions of the Plan, be legally issued, fully paid and nonassessable, and entitled to the benefits of the Plan.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                         Very truly yours,

                                         /s/ Porter, Wright, Morris & Arthur LLP

                                         PORTER, WRIGHT, MORRIS & ARTHUR LLP